December 28, 1998



AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920

      Re:   Vanguard Executive Option Loans

Ladies and Gentlemen:

          Reference is made to that certain Amended and Restated Agreement and Plan of Merger dated as of October 2, 1998, (the "Merger Agreement"), among you, your wholly owned subsidiary, Winston, Inc., and the undersigned, pursuant to which the undersigned is proposed to be merged into Winston, Inc. Further reference is made to certain proposed loans by the undersigned to certain of its executives (the "Executives") to finance their exercise of stock options and related income tax liabilities (the "Option Loans") as proposed to be evidenced by promissory notes of the executives (the "Notes"), which Notes will be secured by and/or entitled to the benefit of (a) Pledge Agreements ("Pledge Agreements") of the Executives and (b) Agreements Re Netting of Payments ("Netting Agreements", and, together with the Notes and the Pledge Agreements, the "Option Loan Documents") by the Executives.

      The undersigned hereby agrees that, as a condition to the extension of any Option Loan (other than an Option Loan to an Executive who is a party to a Voting Agreement (as defined in the Merger Agreement)), the undersigned will obtain and provide to you the written agreement of the Executive (for the benefit of you) in the form of Exhibit A.

      The undersigned further agrees that, without your prior consent, no provision of any Option Loan Document will be amended, waived or otherwise modified or compromised, no consent will be provided thereunder and the Option Loan Documents will be enforced to the fullest extent.

      By your acceptance of this letter, you hereby consent to the undersigned's execution and delivery from time to time of Option Loan Documents between the undersigned and its executives listed on Schedule I hereto in the form of the drafts of the Option Loan Documents attached hereto and in respective amounts not to exceed the amounts on Schedule I hereto.

      This letter shall terminate and be of no further force and effect upon any termination of the Merger Agreement.

                                    VANGUARD CELLULAR SYSTEMS, INC.

                                    By: /s/ Stephen R. Leelou
                                    Title: President and Chief Executive Officer
ACCEPTED AND AGREED:
AT&T CORP.

By:/s/ Michael Berg
Title:General Attorney and
      Assistant Secretary

EXHIBIT A

                [NAME AND ADDRESS OF EXECUTIVE VICE PRESIDENT]

                                          _________________, 1999

Vanguard Cellular Systems, Inc.
2002 Pisgah Church Road, Suite 300
Greensboro, North Carolina 27455

AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920

      Re: Transfer of Vanguard Common Stock pledged under Pledge Agreement

Ladies and Gentlemen:

      Reference is made to: (i) the Promissory Note or Promissory Notes of even date herewith (the "Notes") made by the undersigned and payable to Vanguard Cellular Systems, Inc. ("Vanguard"), and (ii) the Pledge Agreement of even date herewith (the "Pledge Agreement") made by the undersigned in favor of Vanguard. In consideration of a loan or loans made to the undersigned by Vanguard this date, as evidenced by a Note or Notes and secured by, among other things, the Pledge Agreement, the undersigned executive of Vanguard, hereby agrees: (a) not to sell, transfer, dispose of, encumber (except pursuant to the Pledge Agreement) or otherwise convey any interest in any Pledged Securities (as defined in Pledge Agreement) prior to the Merger (as defined in the Pledge Agreement) unless the Merger shall not have been consummated on or before March 31, 1999 (it being understood that if the Merger shall not have not have been consummated on or before March 31, 1999, the undersigned may thereafter sell or otherwise transfer or convey any or all of the Pledged Securities so long as the Notes shall have been paid in full prior to such sale) and (b) to be present and vote the Pledged Securities, (i) in favor of adoption and approval of the Amended and Restated Agreement and Plan of Merger dated as of October 2, 1998 among AT&T Corp., Winston, Inc. and Vanguard Cellular Systems, Inc. (the "Merger Agreement") and the Merger (and each other action and transaction contemplated by the Merger Agreement) and (ii) against any Acquisition Proposal (as defined in the Merger Agreement) other than the Merger (or any other Acquisition Proposal of Parent) and against any proposed action or transaction that would prevent or intentionally delay consummation of the Merger (or other Acquisition Proposal of Parent) or is otherwise inconsistent therewith at every meeting of the stockholders of the Company at which any such matters are considered and at every adjournment thereof (and, if applicable, in connection with any request or solicitation of written consents of stockholders). Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(The capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement).

      This letter shall terminate and be of no further force and effect upon any termination of the Merger Agreement.



                                    _________________________________
                                    Name of Executive: ________________

                        AGREEMENT RE NETTING OF PAYMENTS



      This AGREEMENT RE NETTING OF PAYMENTS (this "Agreement") is made this __ day of December, 1998 between Vanguard Cellular Systems, Inc. (the "Company") and __________________ (the "Executive").

      WHEREAS, the Company has this date, and may from time to time hereafter, extend one or more loans (the "Loans") to the Executive, evidenced by one or more promissory notes of the Executive in favor of the Company (the "Notes"), the proceeds of which loans are to be applied either (i) to the payment of the exercise price of stock options of the Company held by the Executive (the "Exercise Price Loans") or (ii) to the payment by the Company of income tax obligations of the Executive in connection with the exercise of such options (the "Tax Loans").

      WHEREAS, the Company is party to a certain Agreement and Plan of Merger dated as of October 2, 1998, as amended (the "Merger Agreement"), among AT&T Corp., Winston, Inc. and the Company, pursuant to which the Company will be merged with and into Winston, Inc. (the "Merger").

      WHEREAS, (i) pursuant to certain employment, severance and termination arrangements between the Company and certain of its employees, including the Executive, and as contemplated by Section 5.5(c)(i) of the Merger Agreement and items 6 and 7 of Schedule 4.1(e)(vi) to the Merger Agreement, (ii) pursuant to certain tax reimbursement agreements between the Company and certain of its employees, including the Executive, and as contemplated by Section 5.5(c)(ii) of, and the related Schedule 5.5(c)(ii) to, the Merger Agreement and (iii) pursuant to Section 1.7(b) of the Merger Agreement, the Executive may be entitled, following consummation of the Merger, to certain change in control severance payments and/or tax reimbursement payments as well as certain cash payments in respect of the shares of the Company's Common Stock to be purchased with the proceeds of the Exercise Price Loans (collectively, the "Merger Payments") from Winston, Inc., as successor by merger to the Company.

      WHEREAS, it is a condition of the Company's agreement to make the Loans that the Notes be prepaid by the Merger Payments and that the Company be entitled to set off against the amount of any Merger Payments to which the Executive would be entitled any and all amounts accrued and outstanding under the Notes, including without limitation, principal, interest, and any fees or expenses owing thereunder, until such Notes are paid in full.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that:

      1. NETTING OF PAYMENTS. Notwithstanding anything to the contrary in the Merger Agreement, at any time when any Note shall remain outstanding, the Company shall be entitled to set off against, and shall set off against, the amount of any Merger Payment to which the Executive would be entitled an amount equal to (i) the full amount of such Merger Payment if the amount of such Merger Payment is less than the aggregate outstanding amount of principal, interest, fees and expenses outstanding under any Note or Notes or (ii) the aggregate outstanding amount of principal, interest, fees and expenses outstanding under any and all Notes, if the amount of such Merger Payment is greater than such aggregate outstandings (in each case, regardless of whether such Note or Notes is or are due or payable at such time). All such Merger Payment amounts netted pursuant to this Section shall be treated as having been paid pursuant to the applicable provisions of the agreements referred to in the third WHEREAS clause above and then repaid as mandatory prepayments of the Notes and shall be applied as follows: (a) first, to any fees and expenses accrued and payable under any Notes evidencing Exercise Price Loans, (b) second, to accrued and unpaid interest on Exercise Price Loans,
(c) third, to outstanding principal of Exercise Price Loans (in inverse order of maturity of the related Notes), (d) fourth, to any fees and expenses accrued and payable under any Notes evidencing Tax Loans, (e) fifth, to accrued and unpaid interest on Tax Loans, (f) sixth, to outstanding principal of Tax Loans (in inverse order of maturity of the related Notes) and (g) seventh, to the Executive. Upon payment in full of any Note or Notes, the Company shall return such Note or Notes to the Executive marked "Paid in Full".

      2. INSTRUCTIONS TO EXCHANGE AGENT. Any exchange agent acting in connection with the Merger may rely on a copy of this Agreement to, and is hereby authorized and directed to take all action necessary to, give full effect to the provisions of this Agreement with respect to any proceeds that would be due to the Executive in connection with the Merger. The Executive agrees to provide any further documentation required by such exchange agent to effectuate the foregoing.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      3. MISCELLANEOUS. This Agreement shall be binding upon, and inure to the benefit of (i) the parties hereto and their respective heirs, successors and assigns, including, in the case of the Company, Winston, Inc., provided, however, that, the Executive may not assign his rights or obligations hereunder without the prior written consent of the Company and (ii) unless the Merger Agreement shall have been terminated without consummation of the Merger, AT&T Corp., as an intended third party beneficiary hereof. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of North Carolina. Nothing herein shall be construed as entitling the Executive to Merger Payments.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an agreement under seal as of the date first above written.

                                    VANGUARD CELLULAR SYSTEMS, INC.


                                    By_________________________________
                                          A duly authorized signatory



                                    ------------------------------------
                                    Name of Executive:____________________






                      [SIGNATURE PAGE TO NETTING AGREEMENT]

                                PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT, dated as of December __, 1998 (this "Pledge Agreement" or this "Agreement"), is made by _________________, an individual residing in North Carolina (the "Pledgor"), for the benefit of Vanguard Cellular Systems, Inc., a North Carolina corporation (the "Company").

      WHEREAS, the Company is party to a certain Agreement and Plan of Merger dated as of October 2, 1998, as amended (the "Merger Agreement"), among AT&T Corp., Winston, Inc. and the Company, pursuant to which the Company will be merged with and into Winston, Inc. (the "Merger").

      WHEREAS, (i) pursuant to certain employment, severance and termination arrangements between the Company and certain of its employees, including the Pledgor, and as contemplated by Section 5.5(c)(i) of the Merger Agreement and items 6 and 7 of Schedule 4.1(e)(vi) to the Merger Agreement, (ii) pursuant to certain tax reimbursement agreements between the Company and certain of its employees, including the Pledgor, and as contemplated by Section 5.5(c)(ii) of, and the related Schedule 5.5(c)(ii) to, the Merger Agreement and (iii) pursuant to Section 1.7(b) of the Merger Agreement, the Pledgor may be entitled, following consummation of the Merger, to certain change in control severance payments and/or tax reimbursement payments as well as certain cash payments in respect of the shares of the Company's Common Stock to be purchased with the proceeds of the Exercise Price Loans referred to below (collectively, the "Merger Payments") from Winston, Inc., as successor by merger to the Company.

      WHEREAS, the Company has this date made, [has previously made,](1) and may from time to time hereafter make, a loan or loans (each a "Loan", and, collectively, the "Loans") to the Pledgor, the proceeds of which Loans [were and] are to be applied either (i) to payment of the exercise price of stock options of the Company held by the Pledgor (the "Exercise Price Loans") or (ii) to payment of income tax obligations of the Pledgor in connection with such stock option exercises (the "Tax Loans"), each such Loan [evidenced by or] to be evidenced by a Promissory Note of Pledgor payable to the Company (collectively, the "Notes").

          WHEREAS, it is a condition to the Company's making of the Loans that the Pledgor enter into this Pledge Agreement in favor of the Company: (i) to secure the Pledgor's obligations to pay principal, interest, and any fees and expenses or other amounts payable under the Notes (collectively, the "Obligations") by pledging to the Company all of the Class A Common Stock, par value $0.01 per share, (the "Common Stock") of the Company acquired by the Pledgor upon the exercise of any stock options financed in whole or in part as contemplated by the foregoing recital and (ii) to authorize the Company to apply the Merger Payments to the prepayment of the Notes.


-------------------
     (1) Bracketed language in this WHEREAS clause to appear only in Pledge Agreements for executives who have previously executed Notes for Option Loans.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

     1. PLEDGE. As collateral security for the full and timely payment, performance and observance of the Obligations, whether now or previously existing or hereafter arising, the Pledgor herewith deposits, pledges with and hypothecates to the Company, in form transferable for delivery, and grants to the Company a security interest in, those shares of the outstanding Common Stock and the certificates or other instruments or documents evidencing such Common Stock set forth on Exhibit A attached hereto (together with a stock transfer power duly endorsed in blank with signature guaranteed) and such additional property as may at any time and from time to time be receivable by the Company hereunder or otherwise distributed in respect of or in exchange for any or all of such shares or into which such shares may be converted, including without limitation any cash and/or securities receivable (or any right to receive such consideration) in connection with the Merger (herein collectively referred to as the "Pledged Securities"), together with any and all proceeds and products of any of the foregoing in whatever form (the Pledged Securities and the proceeds and products thereof may be referred to collectively as the "Pledged Collateral").

      2. PREPAYMENT FROM MERGER PAYMENTS. The Pledgor authorizes and directs the Company, and its successor by merger, Winston, Inc., as pledgee, to apply any and all Merger Payments to the immediate prepayment of the Notes, to the extent of any Obligations (regardless of whether such Notes or Obligations are due or payable at such time). Merger Payments shall be applied by the Company to the Obligations as follows: (a) first, to any fees and expenses accrued and payable under any Notes evidencing Exercise Price Loans, (b) second, to accrued and unpaid interest on Exercise Price Loans, (c) third, to outstanding principal of Exercise Price Loans (in inverse order of maturity of the related Notes), (d) fourth, to any fees and expenses accrued and payable under any Notes evidencing Tax Loans, (e) fifth, to accrued and unpaid interest on Tax Loans, (f) sixth, to outstanding principal of Tax Loans (in inverse order of maturity of the related Notes) and (g) seventh, to the Pledgor in accordance with Section 12 hereof.

      In furtherance of this Section 2, the Pledgor agrees (i) to vote in favor of the Merger and refrain from exercising any dissenter's or appraisal rights and (ii) to cause the Merger Payments (as well as any shares of common stock of AT&T Corp. received in the Merger with respect to the Pledged Securities) to be delivered to the Company as pledgee, at 2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455, by so completing the box entitled "Special Delivery Instructions" on the Form of Election and Letter of Transmittal relating to the Merger and delivering it to the Company prior to the Merger, which Special Delivery Instructions shall then be irrevocable so long as any Notes remain outstanding. The Company agrees to forward promptly such Form of Election and Letter of Transmittal to the Exchange Agent specified therein, together with certificates evidencing the Pledged Securities hereunder. The Pledgor hereby grants the Company and, following the Merger, its successor, Winston, Inc. power of attorney to endorse the Pledgor's name on any check or other instrument representing

Merger Payments in order that such Merger Payments may be applied to prepayment of the Notes in accordance with this Section 2. The Pledgor further agrees that, should any Merger Payments be paid to the Pledgor in lieu of the Company at any time when any Note is outstanding, the Pledgor shall hold such payments in trust for the Company and promptly remit to the Company all such Merger Payments for application to the prepayment of the Notes. [The Company and Pledgor acknowledge that the Pledged Securities are subject to that certain Voting Agreement dated as of October 2, 1998 between the Pledgor, the Company and AT&T Corp. and covenant to perform the obligations set forth therein with respect to the Pledged Securities.](2)

     3. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that the Pledged Securities are, and will be upon deposit hereunder, duly and validly issued and duly and validly pledged with the Company in accordance with the law and agrees to defend the Company's right, title, lien and security interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever. The Pledgor also represents and warrants to the Company that Pledgor has, and will have on deposit hereunder, good title to all of the Pledged Collateral, free and clear of all options to purchase or similar rights, claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except those granted to the Company herein, and that no consent or approval of any governmental or regulatory authority, or of any securities exchange was or is necessary to the validity of this pledge. Upon delivery to the Company of the stock certificates described on Exhibit A and the related blank stock transfer power, Pledgor represents and warrants that the security interest and lien granted hereunder will constitute a first priority security interest in and lien on the Pledged Collateral.

      4. TRANSFER UPON DEFAULT. Upon the occurrence of any default under any of the Notes (a "Default"), the Company may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

      5. VOTING RIGHTS. So long as no Default shall have occurred, the Pledgor shall be entitled to exercise the voting power with respect to the Pledged Securities as the Pledgor shall think fit, but in a manner not inconsistent with the terms hereof or of the Notes, and for that purpose the Company shall (if the Pledged Securities shall be registered in the name of the Company or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor, in such form and for such purposes as shall be reasonably required by the Pledgor and shall be specified in a written request therefor by the Pledgor to enable the Pledgor to exercise such voting power with respect to the Pledged Securities.

      6. VOTING RIGHTS UPON DEFAULT. Upon the occurrence and during the continuance of any Default, the Company shall, to the extent permitted by law, have the sole and absolute right, in addition to any other rights herein contained, to exercise all voting power

-------------------
     (2) This bracketed provision to be included only in Pledge Agreements for Pledgors who are founders, and deleted from Pledge Agreements for Pledgors who are vice presidents.

with respect to the Pledged Securities, and in such event the Pledgor hereby appoints the Company as the Pledgor's true and lawful proxy to vote such shares in any manner that the Company deems advisable for or against all matters that may be submitted to a vote of such shareholders.

      7. DIVIDENDS. (i) In case upon the dissolution or liquidation (in whole or in part) of the Company, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities, and (ii) in case after a Default any other dividends of any kind shall be paid upon or with respect to any of the Pledged Securities under any circumstances, such sum shall be paid over to the Company, to be held by the Company as additional collateral hereunder. In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any dividend or distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the Borrower, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Company, or the merger or consolidation of the Borrower with or into another corporation, then in any such case the stock dividends, shares of stock or fraction thereof, obligations or other property so distributed shall be delivered to the Company, to be held by it as additional collateral hereunder, and all of the same shall constitute Pledged Collateral for all purposes hereof. Any cash received and retained by the Company as additional collateral hereunder pursuant to the foregoing provisions shall be held in an interest-bearing account for the benefit of the Pledgor and may at any time and from time to time be applied (in whole or in part) by the Company, at its option, to the payment of the Obligations. Notwithstanding the foregoing, Merger Payments shall be applied as set forth in
Section 2 hereof.

      8. REMEDIES. Immediately upon the occurrence of a Default, the Company shall have all rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of North Carolina and, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Company may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Collateral is sold by the Company upon credit or for future delivery, the Company shall not be liable for the failure of the purchaser to purchase or pay for the same and in the event of any such failure, the Company may resell such Pledged Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment of such sale has actually been received by the Company.

      9. SALE OF PLEDGED COLLATERAL; APPLICATION OF PROCEEDS OF SALE. The Company shall give the Pledgor at least five (5) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demand, advertisements and notices being hereby waived. The Company shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Company may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale; and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Collateral of a type customarily sold in a recognized market and upon each public sale, the Company, or any holder of any of the Obligations, may purchase all or any of the Pledged Collateral being sold, free from any equity or right of redemption, which is hereby waived and released by the Pledgor, and may make payment therefor (by endorsement without recourse) in the Obligations in lieu of cash to the amount then due thereon, which the Pledgor hereby agrees to accept. In the case of all sales of Pledged Collateral, public or private, after all costs and expenses of every kind for sale or delivery, including brokers' and reasonable attorneys' fees, shall be deducted from the proceeds of the sale, the Company shall apply any residue to the payment of the Obligations in the order provided in Section 2 above. The balance, if any, remaining after payment in full or all of the Obligations, shall be paid to the Pledgor, subject to any duty of the Company imposed by law to the holder of any subordinate security interest in the Pledged Securities known to the Company.

      10. PRIVATE SALE. The Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that the Company has no obligation to cause the registration of such Pledged Securities for public sale under such applicable securities laws.

     11. CARE OF PLEDGED COLLATERAL. The Company shall have no duty as to the collection or protection of the Pledged Collateral or any income thereof or as to the preservation of any rights pertaining thereto, beyond the safe custody of any Pledged Collateral actually in its possession. The Company shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, redemptions, offers, tenders or other matters relative to any Pledged Collateral, whether or not the Company has or is deemed to have knowledge of such matters, except delivery of the Pledged Securities as required by the Form of Election and Letter of Transmittal relating to the Merger, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      12. TERMINATION. When all Obligations have been paid in full, this Pledge Agreement shall terminate and any remaining Pledged Collateral shall revert to the Pledgor and the right, title and interest of the Company therein shall terminate. Thereupon, the Company shall redeliver any items of Pledged Collateral then in its possession.

     13. FURTHER ASSURANCES. The Pledgor shall take such further actions and execute such further documents and instruments as the Company may reasonably request in order to effectuate fully the provisions of this Pledge Agreement, including without limitation the provisions of Section 2 hereof.

     14. INSTRUCTIONS TO EXCHANGE AGENT. Any exchange agent acting in connection with the Merger may rely on a copy of this Agreement to, and is hereby authorized and directed to take all action necessary to, give full effect to the provisions of this Agreement with respect to any proceeds that would be due to the Pledgor in connection with the Merger. The Pledgor agrees to provide any further documentation required by such exchange agent to effectuate the foregoing.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     15. MISCELLANEOUS. This Agreement shall be binding upon, and inure to the benefit of (i) the parties hereto and their respective heirs, successors and assigns, including, in the case of the Company, Winston, Inc., provided, however, that, the Pledgor may not assign his rights or obligations hereunder without the prior written consent of the Company and (ii) unless that certain Agreement and Plan of Merger dated as of October 2, 1998, as amended, shall have been terminated without consummation of the Merger, AT&T Corp., as an intended third party beneficiary hereof. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of North Carolina.

      IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as an agreement under seal as of the date first above written.

                                    VANGUARD CELLULAR SYSTEMS, INC.



                                    By_________________________________
                                          A duly authorized signatory



                                    ______________________________________
                                    Name of Pledgor:______________________




                      [SIGNATURE PAGE TO PLEDGE AGREEMENT]

                                                                       Exhibit A


                               PLEDGED SECURITIES


 Certificate No.       Number of Shares          Description of Stock

                                 PROMISSORY NOTE
       (Nonqualified Option Exercise Price Loans -- Founders' Version)



$__________                                                 December __, 1998

      FOR VALUE RECEIVED, the undersigned ___________________, an individual residing at _________________________ (the "Maker"), hereby promises to pay to Vanguard Cellular Systems, Inc., a North Carolina corporation, or its successors and assigns (the "Holder"), the principal sum of ________________________ DOLLARS ($__________) on or prior to: (i) if the proposed merger of the Holder into Winston, Inc. (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of October 2, 1998, as amended (the "Merger Agreement"), among AT&T Corp., Winston, Inc. and the Holder shall have been consummated, the 91st day following the Effective Time (as defined in the Merger Agreement), or (ii) if the Merger shall not have been consummated, the fifth anniversary of the date hereof (or if such fifth anniversary is not a business day, the next succeeding business day). Interest shall be payable on each anniversary of the date hereof (or if such anniversary is not a business day, the next succeeding business day) until repayment in full of this Note, and on any stated or accelerated maturity of this Note, on the unpaid principal balance from the date of this Note through the payment in full thereof, at a rate of 5.845% per annum, compounded quarterly. All payments hereunder shall be made to the Holder in cash or other immediately available funds, or by check or money order payable to the Holder at Greensboro, North Carolina, or at such other location as the Holder may specify by notice to the Maker.

      The proceeds of the loan hereunder shall be used solely to pay the exercise price of nonqualified options to purchase Class A Common Stock, par value $0.01 per share, of the Holder (the "Common Stock") held by the Maker.

      This Note may be prepaid in part or in full at any time without premium or penalty and shall be mandatorily prepayable from and to the extent of certain payments otherwise payable to the Maker in connection with the Merger, as more fully set forth in: (i) Section 2 of that certain Pledge Agreement of even date herewith (the "Pledge Agreement") by Maker in favor of the Holder and (ii) that certain Agreement re Netting of Payments dated _________________ (the "Netting Agreement") between the Maker and the Holder.

      This Note is secured by the Pledge Agreement, by any past or future pledge agreement entered into in connection with loans by the Holder to the Maker relating to option exercises and related tax payments (collectively, the "Pledge Agreements") and by the securities and other collateral pledged thereunder. This
Note is entitled to the benefits of the Pledge Agreements and the Netting Agreement.

      At any time prior to the consummation of the Merger (or, if the Merger is never consummated, then at any time) the liability of the Maker hereunder shall be limited to the sum of: (i) the amount of any payments to be made by Holder required to be applied as mandatory prepayments of this Note pursuant to the Pledge Agreements or the Netting Agreement (without recourse to any other assets of the Maker), (ii) the Pledged Collateral (as defined in the Pledge Agreements) (without recourse to any other assets of the Maker) and (iii) with recourse to the assets of the Maker, an amount equal to 50% of the sum of all obligations hereunder, including outstanding principal, accrued and unpaid interest, and any fees and expenses. Notwithstanding the preceding sentence, assuming that the Merger is consummated, from and after the Effective Time (as defined in the Agreement and Plan of Merger dated as of October 2, 1998, as amended, among AT&T Corp., Winston, Inc. and the Holder), the liability and recourse limitations in the preceding sentence shall terminate and be of no further force and effect, and this Note shall become fully recourse to the Maker.

      Upon (a) any failure by the Holder to receive any payment of interest within 10 days of when due or principal within 5 days of maturity or any accelerated maturity or (b) any personal bankruptcy filing by or against the Maker or (c) any representation or warranty of the Maker in the Pledge Agreements proving false in any material respect on the date as of which it was made or (d) any other violation of the Maker's agreements contained in the Pledge Agreements or the Netting Agreement, the Holder: (i) may proceed to protect and enforce its rights hereunder by suit in equity, action at law and/or other appropriate proceeding, (ii) may, by notice in writing to the Maker (or his estate, if deceased), declare all or any part of the unpaid balance of this Note to be immediately due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby waived (provided that, in the event of the Maker's bankruptcy, the unpaid balance of this Note shall automatically become due and payable), (iii) may proceed to enforce payment of this Note in such manner as the Holder may elect, including realization upon any and all rights in the security granted pursuant to the Pledge Agreements and the Netting Agreement and (iv) may offset and apply toward the payment of this Note any indebtedness from the Holder to the Maker, regardless of the adequacy of any security for this Note.

      If this Note is referred to an attorney for collection, the Maker agrees to pay the Holder's reasonable attorneys' fees and expenses (which fees shall be determined in accordance with the normal hourly rates of such attorneys and not as a percentage of the indebtedness hereunder) in addition to all other sums owed hereon.

      The Maker waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of the Holder in the enforcement of its rights under this Note, (iii) all notices of every kind which may be required to be given by any statute or rule of law, (iv) any valuation, stay, appraisement or redemption laws and (v) any defense or setoff or right of setoff of any kind (other than indefeasible payment in full) which he may now of hereafter have with respect to his liability under this Note.

      No course of dealing between the Maker and the Holder shall operate as a waiver of any of the Holder's rights under this Note. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder. No amendment or waiver shall be binding unless in writing and signed by the Holder.

      This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws provisions) of the State of North Carolina.

      IN WITNESS WHEREOF, the undersigned has executed this instrument of indebtedness effective the day and year first above written.



                                          ____________________________________
                                          Name of Maker: _____________________

                                 PROMISSORY NOTE
     (Nonqualified Option Exercise Price Loans -- Executive Vice Presidents'
                                    Version)



$__________                                                    December __, 1998

      FOR VALUE RECEIVED, the undersigned ___________________, an individual residing at _________________________ (the "Maker"), hereby promises to pay to Vanguard Cellular Systems, Inc., a North Carolina corporation, or its successors and assigns (the "Holder"), the principal sum of ________________________ DOLLARS ($__________) on or prior to: (i) if the proposed merger of the Holder into Winston, Inc. (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of October 2, 1998, as amended (the "Merger Agreement"), among AT&T Corp., Winston, Inc. and the Holder shall have been consummated, the earlier of (x) 6 months and 1 day following the Effective Time (as defined in the Merger Agreement) or (y) October 3, 1999, or (ii) if the Merger shall not have been consummated, the fifth anniversary of the date hereof (or if such fifth anniversary is not a business day, the next succeeding business day). Interest shall be payable on each anniversary of the date hereof (or if such anniversary is not a business day, the next succeeding business day) until repayment in full of this Note, and on any stated or accelerated maturity of this Note, on the unpaid principal balance from the date of this Note through the payment in full thereof, at a rate of 5.845% per annum, compounded quarterly. All payments hereunder shall be made to the Holder in cash or other immediately available funds, or by check or money order payable to the Holder at Greensboro, North Carolina, or at such other location as the Holder may specify by notice to the Maker.

      The proceeds of the loan hereunder shall be used solely to pay the exercise price of nonqualified options to purchase Class A Common Stock, par value $0.01 per share, of the Holder (the "Common Stock") held by the Maker.

      This Note may be prepaid in part or in full at any time without premium or penalty and shall be mandatorily prepayable from and to the extent of certain payments otherwise payable to the Maker in connection with the Merger, as more fully set forth in: (i) Section 2 of that certain Pledge Agreement of even date herewith (the "Pledge Agreement") by Maker in favor of the Holder and (ii) that certain Agreement re Netting of Payments dated _________________ (the "Netting Agreement") between the Maker and the Holder.

      This Note is secured by the Pledge Agreement, by any past or future pledge agreement entered into in connection with loans by the Holder to the Maker relating to option exercises and related tax payments (collectively, the "Pledge Agreements") and by the securities and other collateral pledged thereunder. This
Note is entitled to the benefits of the Pledge Agreements and the Netting Agreement.

      At any time prior to the consummation of the Merger (or, if the Merger is never consummated, then at any time), the liability of the Maker hereunder shall be limited to the sum of: (i) the amount of any payments to be made by Holder required to be applied as mandatory prepayments of this Note pursuant to the Pledge Agreements or the Netting Agreement (without recourse to any other assets of the Maker), (ii) the Pledged Collateral (as defined in the Pledge Agreements) (without recourse to any other assets of the Maker) and (iii) with recourse to the assets of the Maker, an amount equal to 50% of the sum of all obligations hereunder, including outstanding principal, accrued and unpaid interest, and any fees and expenses. Notwithstanding the preceding sentence, assuming that the Merger is consummated, from and after the Effective Time (as defined in the Agreement and Plan of Merger dated as of October 2, 1998, as amended, among AT&T Corp., Winston, Inc. and the Holder), the liability and recourse limitations in the preceding sentence shall terminate and be of no further force and effect, and this Note shall become fully recourse to the Maker.

      Upon (a) any failure by the Holder to receive any payment of interest within 10 days of when due or principal within 5 days of maturity or any accelerated maturity or (b) any personal bankruptcy filing by or against the Maker or (c) any representation or warranty of the Maker in the Pledge Agreements proving false in any material respect on the date as of which it was made or (d) any other violation of the Maker's agreements contained in the Pledge Agreements or the Netting Agreement, the Holder: (i) may proceed to protect and enforce its rights hereunder by suit in equity, action at law and/or other appropriate proceeding, (ii) may, by notice in writing to the Maker (or his estate, if deceased), declare all or any part of the unpaid balance of this Note to be immediately due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby waived (provided that, in the event of the Maker's bankruptcy, the unpaid balance of this Note shall automatically become due and payable), (iii) may proceed to enforce payment of this Note in such manner as the Holder may elect, including realization upon any and all rights in the security granted pursuant to the Pledge Agreements and the Netting Agreement and (iv) may offset and apply toward the payment of this Note any indebtedness from the Holder to the Maker, regardless of the adequacy of any security for this Note.

      If this Note is referred to an attorney for collection, the Maker agrees to pay the Holder's reasonable attorneys' fees and expenses (which fees shall be determined in accordance with the normal hourly rates of such attorneys and not as a percentage of the indebtedness hereunder) in addition to all other sums owed hereon.

      The Maker waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of the Holder in the enforcement of its rights under this Note, (iii) all notices of every kind which may be required to be given by any statute or rule of law, (iv) any valuation, stay, appraisement or redemption laws and (v) any defense or setoff or right of setoff of any kind (other than indefeasible payment in full) which he may now of hereafter have with respect to his liability under this Note.

      No course of dealing between the Maker and the Holder shall operate as a waiver of any of the Holder's rights under this Note. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder. No amendment or waiver shall be binding unless in writing and signed by the Holder.

      This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws provisions) of the State of North Carolina.

      IN WITNESS WHEREOF, the undersigned has executed this instrument of indebtedness effective the day and year first above written.




                                          ____________________________________
                                          Name of Maker: _____________________

                                 PROMISSORY NOTE
 (ISO Exercise Price Loans or Tax Loans -- Executive Vice Presidents' Version)



$__________                                                    December __, 1998

      FOR VALUE RECEIVED, the undersigned ___________________, an individual residing at _________________________ (the "Maker"), hereby promises to pay to Vanguard Cellular Systems, Inc., a North Carolina corporation, or its successors and assigns (the "Holder"), the principal sum of ________________________ DOLLARS ($__________) on or prior to: (i) if the proposed merger of the Holder into Winston, Inc. (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of October 2, 1998, as amended (the "Merger Agreement"), among AT&T Corp., Winston, Inc. and the Holder shall have been consummated, the earlier of (x) 6 months and 1 day following the Effective Time (as defined in the Merger Agreement) or (y) October 3, 1999, or (ii) if the Merger shall not have been consummated, the fifth anniversary of the date hereof (or if such fifth anniversary is not a business day, the next succeeding business day). Interest shall be payable on each anniversary of the date hereof (or if such anniversary is not a business day, the next succeeding business day) until repayment in full of this Note, and on any stated or accelerated maturity of this Note, on the unpaid principal balance from the date of this Note through the payment in full thereof, at a rate of 5.845% per annum, compounded quarterly. All payments hereunder shall be made to the Holder in cash or other immediately available funds, or by check or money order payable to the Holder at Greensboro, North Carolina, or at such other location as the Holder may specify by notice to the Maker.

      The proceeds of the loan hereunder shall be used solely either to pay the exercise price of incentive stock options to purchase Class A Common Stock, par value $0.01 per share, of the Holder (the "Common Stock") held by the Maker or to pay (which payment shall be made by the Company) certain income tax obligations in connection with the exercise of nonqualified options to purchase Common Stock held by the Maker.

      This Note may be prepaid in part or in full at any time without premium or penalty and shall be mandatorily prepayable from and to the extent of certain payments otherwise payable to the Maker in connection with the Merger, as more fully set forth in: (i) Section 2 of that certain Pledge Agreement of even date herewith (the "Pledge Agreement") by Maker in favor of the Holder and (ii) that certain Agreement re Netting of Payments dated ________________ (the "Netting Agreement") between the Maker and the Holder.

      This Note is secured by the Pledge Agreement, by any past or future pledge agreement entered into in connection with loans by the Holder to the Maker relating to option exercises and related tax payments (collectively, the "Pledge Agreements") and by the securities and other collateral pledged thereunder. This
Note is entitled to the benefits of the Pledge Agreements and the Netting Agreement.

      Upon (a) any failure by the Holder to receive any payment of interest within 10 days of when due or principal within 5 days of maturity or any accelerated maturity or (b) any personal bankruptcy filing by or against the Maker or (c) any representation or warranty of the Maker in the Pledge Agreements proving false in any material respect on the date as of which it was made or (d) any other violation of the Maker's agreements contained in the Pledge Agreements or the Netting Agreement, the Holder: (i) may proceed to protect and enforce its rights hereunder by suit in equity, action at law and/or other appropriate proceeding, (ii) may, by notice in writing to the Maker (or his estate, if deceased), declare all or any part of the unpaid balance of this Note to be immediately due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby waived (provided that, in the event of the Maker's bankruptcy, the unpaid balance of this Note shall automatically become due and payable), (iii) may proceed to enforce payment of this Note in such manner as the Holder may elect, including realization upon any and all rights in the security granted pursuant to the Pledge Agreements and the Netting Agreement and (iv) may offset and apply toward the payment of this Note any indebtedness from the Holder to the Maker, regardless of the adequacy of any security for this Note.

      If this Note is referred to an attorney for collection, the Maker agrees to pay the Holder's reasonable attorneys' fees and expenses (which fees shall be determined in accordance with the normal hourly rates of such attorneys and not as a percentage of the indebtedness hereunder) in addition to all other sums owed hereon.

      The Maker waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of the Holder in the enforcement of its rights under this Note, (iii) all notices of every kind which may be required to be given by any statute or rule of law, (iv) any valuation, stay, appraisement or redemption laws and (v) any defense or setoff or right of setoff of any kind (other than indefeasible payment in full) which he may now of hereafter have with respect to his liability under this Note.

      No course of dealing between the Maker and the Holder shall operate as a waiver of any of the Holder's rights under this Note. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder. No amendment or waiver shall be binding unless in writing and signed by the Holder.


            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws provisions) of the State of North Carolina.

      IN WITNESS WHEREOF, the undersigned has executed this instrument of indebtedness effective the day and year first above written.




                                          ____________________________________
                                          Name of Maker: _____________________

                                 PROMISSORY NOTE
         (ISO Exercise Price Loans or Tax Loans -- Founders' Version)



$__________                                                    December __, 1998

      FOR VALUE RECEIVED, the undersigned ___________________, an individual residing at _________________________ (the "Maker"), hereby promises to pay to Vanguard Cellular Systems, Inc., a North Carolina corporation, or its successors and assigns (the "Holder"), the principal sum of ________________________ DOLLARS ($__________) on or prior to: (i) if the proposed merger of the Holder into Winston, Inc. (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of October 2, 1998, as amended (the "Merger Agreement"), among AT&T Corp., Winston, Inc. and the Holder shall have been consummated, the 91st day following the Effective Time (as defined in the Merger Agreement), or (ii) if the Merger shall not have been consummated, the fifth anniversary of the date hereof (or if such fifth anniversary is not a business day, the next succeeding business day). Interest shall be payable on each anniversary of the date hereof (or if such anniversary is not a business day, the next succeeding business day) until repayment in full of this Note, and on any stated or accelerated maturity of this Note, on the unpaid principal balance from the date of this Note through the payment in full thereof, at a rate of 5.845% per annum, compounded quarterly. All payments hereunder shall be made to the Holder in cash or other immediately available funds, or by check or money order payable to the Holder at Greensboro, North Carolina, or at such other location as the Holder may specify by notice to the Maker.

      The proceeds of the loan hereunder shall be used solely either to pay the exercise price of incentive stock options to purchase Class A Common Stock, par value $0.01 per share, of the Holder (the "Common Stock") held by the Maker or to pay (which payment shall be made by the Company) certain income tax obligations in connection with the exercise of nonqualified options to purchase Common Stock held by the Maker.

      This Note may be prepaid in part or in full at any time without premium or penalty and shall be mandatorily prepayable from and to the extent of certain payments otherwise payable to the Maker in connection with the Merger, as more fully set forth in: (i) Section 2 of that certain Pledge Agreement of even date herewith (the "Pledge Agreement") by Maker in favor of the Holder and (ii) that certain Agreement re Netting of Payments dated ________________ (the "Netting Agreement") between the Maker and the Holder.

      This Note is secured by the Pledge Agreement, by any past or future pledge agreement entered into in connection with loans by the Holder to the Maker relating to option exercises and related tax payments (collectively, the "Pledge Agreements") and by the securities and other collateral pledged thereunder. This
Note is entitled to the benefits of the Pledge Agreements and the Netting Agreement.

      Upon (a) any failure by the Holder to receive any payment of interest within 10 days of when due or principal within 5 days of maturity or any accelerated maturity or (b) any personal bankruptcy filing by or against the Maker or (c) any representation or warranty of the Maker in the Pledge Agreements proving false in any material respect on the date as of which it was made or (d) any other violation of the Maker's agreements contained in the Pledge Agreements or the Netting Agreement, the Holder: (i) may proceed to protect and enforce its rights hereunder by suit in equity, action at law and/or other appropriate proceeding, (ii) may, by notice in writing to the Maker (or his estate, if deceased), declare all or any part of the unpaid balance of this Note to be immediately due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby waived (provided that, in the event of the Maker's bankruptcy, the unpaid balance of this Note shall automatically become due and payable), (iii) may proceed to enforce payment of this Note in such manner as the Holder may elect, including realization upon any and all rights in the security granted pursuant to the Pledge Agreements and the Netting Agreement and (iv) may offset and apply toward the payment of this Note any indebtedness from the Holder to the Maker, regardless of the adequacy of any security for this Note.

      If this Note is referred to an attorney for collection, the Maker agrees to pay the Holder's reasonable attorneys' fees and expenses (which fees shall be determined in accordance with the normal hourly rates of such attorneys and not as a percentage of the indebtedness hereunder) in addition to all other sums owed hereon.

      The Maker waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of the Holder in the enforcement of its rights under this Note, (iii) all notices of every kind which may be required to be given by any statute or rule of law, (iv) any valuation, stay, appraisement or redemption laws and (v) any defense or setoff or right of setoff of any kind (other than indefeasible payment in full) which he may now of hereafter have with respect to his liability under this Note.

      No course of dealing between the Maker and the Holder shall operate as a waiver of any of the Holder's rights under this Note. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder. No amendment or waiver shall be binding unless in writing and signed by the Holder.

      This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws provisions) of the State of North Carolina.

      IN WITNESS WHEREOF, the undersigned has executed this instrument of indebtedness effective the day and year first above written.


                                          ____________________________________
                                          Name of Maker: _____________________


                                       3